Exhibit 1.5

SCHWAB CAPITAL TRUST I

Fixed to Floating Rate Trust Preferred Securities

Fully and unconditionally guaranteed on a junior subordinated basis,

as described in the Prospectus, by

The Charles Schwab Corporation

UNDERWRITING AGREEMENT

OCTOBER 2, 2007

UNDERWRITING AGREEMENT

October 2, 2007

UBS Securities LLC

J.P. Morgan Securities Inc.

    as Representatives of the

    several Underwriters named

    in Schedule A hereto

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Ladies and Gentlemen:

Schwab Capital Trust I, a statutory trust organized under the laws of the State of Delaware (the “Trust”), a subsidiary of The Charles Schwab Corporation, a Delaware corporation (the “Company,” and, together with the Trust, the “Offerors”), proposes, subject to the terms and conditions stated herein, to sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as Representatives, $300,000,000 aggregate liquidation amount of Fixed to Floating Rate Trust Preferred Securities (liquidation amount $1,000 per trust preferred security) issued by the Trust (the “Securities”). The Securities are described in the Prospectus that is referred to below.

The Securities are to be issued under a second amended and restated trust agreement (the “Trust Agreement”), to be dated as of the Closing Date, among the Company, as sponsor, The Bank of New York Trust Company, N.A., as property trustee (the “Property Trustee”), The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), and three individuals who are officers or employees of the Company, as administrative trustees (the “Administrative Trustees” and, together with the Property Trustee and the Delaware Trustee, the “Trustees”), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Securities will be guaranteed by the Company on a junior subordinated basis with respect to distributions and amounts payable upon liquidation or redemption (the “Guarantee”), to the extent described in the Prospectus, pursuant to a guarantee agreement, to be dated as of the Closing Date (the “Guarantee Agreement”), between the Company and The Bank of New York, as guarantee trustee (the “Guarantee Trustee”).

At or prior to the issuance of the Securities, the Company will enter into a replacement capital covenant relating to the Securities and the Junior Subordinated Notes (the “Replacement Capital Covenant”).

The Trust will use the proceeds from the sale of the Securities together with the proceeds from the sale of $10,000 aggregate liquidation amount of common securities (the “Common Securities”) to the Company to purchase $300,010,000 aggregate principal amount of Fixed to Floating Rate Junior Subordinated Notes due 2067 (the “Junior Subordinated Notes”)

issued by the Company pursuant to the provisions of the Junior Subordinated Indenture dated October 5, 2007 (the “Base Indenture”), as amended and supplemented by a first supplemental indenture to be dated as of the Closing Date (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and The Bank of New York, as trustee (the “Indenture Trustee”).

The Offerors have prepared and filed in respect of the Securities, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-114729) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Offerors have filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act.

The Offerors have furnished or made available to you, for use by the Underwriters and by dealers in connection with the offering of the Securities, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Securities. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Securities.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). Each Underwriter severally covenants and agrees with the Offerors that such Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, as of the Applicable Time.

“Applicable Time” means 4:40 p.m., New York City time, on the date of this Agreement.

Any reference herein to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City. The terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Trust the number of Securities set forth opposite the name of such

Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $998.23 per Security. In consideration of such purchases on the Closing Date, the proceeds of which will be used to purchase $300,000,000 aggregate principal amount of Junior Subordinated Notes, the Company shall pay to the Underwriters as compensation, in immediately available funds, on the Closing Date, $10.00 per Security.

The Offerors are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

Each of the Underwriters, severally and not jointly, understands and agrees that the offering of the Securities is being made in compliance with Conduct Rule 2810 of the NASD.

2. Payment and Delivery. Payment of the purchase price for the Securities shall be made to the Trust and payment of the underwriting compensation with respect to the Securities shall be made to the Underwriters, by Federal Funds wire transfer against delivery of the Securities to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on October 5, 2007 (such time being referred to herein as the “Time of Purchase”, and such date being referred to herein as the “Closing Date”) (unless another time shall be agreed to by you and the Offerors or unless postponed in accordance with the provisions of Section 8 hereof). Electronic transfer of the Securities shall be made to you at the Time of Purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York, 10017, at 9:00 a.m., New York City time, on the date of closing of the purchase of the Securities.

3. Representations and Warranties of the Company Each of the Company and the Trust jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act, on the date of determination of the public offering price for the Securities; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Offerors’ knowledge, are threatened by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Purchase, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the Time of Purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the Applicable Time, the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied, as of its date, complies as of the date hereof and, at the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the date of such Basic Prospectus and ends at the Time of Purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the Time of Purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time prior to the Time of Purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Offerors have not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Offerors have not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; neither Offeror is an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Securities contemplated hereby is solely the property of the Company;

(d) the Company has an authorized capitalization as set forth in the Pre-Pricing Prospectuses and the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement;

(f) each of the Offerors are duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the condition (financial or other), business, properties, results of operations of the Company and its subsidiaries taken as a whole, (ii) the Trust or (iii) the consummation of any of the transactions contemplated hereby (a “Material Adverse Effect”);

(g) the Company owns directly or indirectly all of the issued and outstanding capital stock of each of Charles Schwab Bank, National Association, Charles Schwab Investment Management, Inc., Charles Schwab & Co., Inc., and Schwab Holdings, Inc. (the “Significant Subsidiaries”); complete and correct copies of the charters and the bylaws of the Company and each Significant Subsidiary and all amendments thereto have been delivered or made available to you, and no changes therein will be made on or after the date hereof through and including the Time of Purchase; each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Significant Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant

Subsidiaries are outstanding; and the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than the Significant Subsidiaries;

(h) the Trust has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, is and will be treated as a “grantor trust” for U.S. federal income tax purposes under existing law, has the statutory trust power and authority to conduct its business as presently conducted and as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to perform its obligations hereunder and in the Trust Agreement, is not required to be authorized to do business in any other jurisdiction, and is not a party to or otherwise bound by any agreement other than those described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(i) The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Trust Agreement in substantially the form previously provided to you and to be entered into at or before the Closing Date; the Trust is not, and at the Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement and the Trust Agreement; and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Pre-Pricing Prospectus and the Prospectus.

(j) this Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(k) the Replacement Capital Covenant, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Notes and the Indenture (together, the “Company Agreements”) have each been duly authorized and when validly executed and delivered by the Company and, in the case of the Guarantee Agreement, by the Guarantee Trustee, in the case of the Trust Agreement, by the Company and the Trustees and, in the case of the Indenture, by the Indenture Trustee, and, in the case of the Junior Subordinated Notes, when validly issued by the Company and duly authenticated and delivered by the Indenture Trustee, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Trust Agreement, the Indenture and the Guarantee Agreement have each been duly qualified under the Trust Indenture Act; the Junior Subordinated Notes are entitled to the benefits of the Indenture; and the Company Agreements, which will be in substantially the form filed as an exhibit to the Registration Statement, will conform to the descriptions thereof in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(l) the Trust Agreement has been duly authorized and when validly executed and delivered by the Trust, the Company and the Trustees, will constitute a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(m) the Securities have been duly authorized for issuance by the Trust and, when authenticated in the manner provided for in the Trust Agreement and issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and will conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; holders of the Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

(n) the Common Securities have been duly authorized for issuance by the Trust and, upon delivery by the Trust to the Company against payment therefor as set forth in the Trust Agreement, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; the issuance of the Common Securities is not subject to preemptive or other similar rights; the Common Securities conform to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and at the Time of Purchase all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and the Common Securities and the Securities are the only beneficial interests in the Trust authorized to be issued by the Trust;

(o) none of the Company, any of the Significant Subsidiaries or the Trust is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of The NASDAQ Global Market (“NASDAQ”) and NASD, or (E) any decree, judgment or order applicable to it or any of its properties (other than in the case of

(A), except for breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect);

(p) the execution, delivery and performance of this Agreement, the Trust Agreement, the Indenture, the Guarantee Agreement and the Replacement Capital Covenant and the issuance and sale of the Junior Subordinated Notes and the Securities and compliance by the Company with all the provisions hereof and thereof and the consummation by the Company of the transactions contemplated hereby and thereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Significant Subsidiaries, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties (other than in the case of (A), except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect);

(q) the execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the Common Securities, and the consummation of the transactions contemplated hereby and thereby and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Trust and will not result in any violation of the (A) Trust Agreement or Certificate of Trust for the Trust, dated as of April 19, 2004 (the “Certificate of Trust”), and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (B) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties may be subject or (C) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties (other than in the case of (A), except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect);

(r) The Company is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”);

(s) The Company and each of its subsidiaries are in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the OCC and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of the Significant Subsidiaries, except for failures to be so in compliance that would not individually or in the aggregate have a Material Adverse Effect;

(t) there are no written agreements or other written statements as described under 12 U.S.C. 1818(u) between any federal banking agency and the Company or any of its Significant Subsidiaries (whether or not such federal banking agency has determined that publication would be contrary to the public interest) and except as disclosed to the Underwriters, there are no material agreements, memoranda of understanding, cease and desist orders, orders of prohibition or suspension or consent decrees between any Bank Regulatory Authority and the Company or any of its Significant Subsidiaries;

(u) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Securities or the consummation of the transactions contemplated hereby, other than (i) registration of the Securities under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or (iii) under the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”);

(v) each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have such licenses, authorizations, consents and approvals and making all filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(w) other than as set forth in the Pre-Pricing Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, or contemplated by the Company, to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(x) each of the Administrative Trustees is an employee of the Company or a Significant Subsidiary of the Company and, at the Closing Date, the Trust Agreement will have been duly executed and delivered by each Administrative Trustee and will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(y) Deloitte & Touche LLP, whose report on the financial statements of the Company and its subsidiaries is included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(z) the financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Significant Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(aa) Neither the Company nor any of its Significant Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pre-Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pre-Pricing Prospectus; and, since the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Pre-Pricing Prospectus, there has not been any material change in the capital stock or long term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pre-Pricing Prospectus;

(bb) neither the Company nor the Trust is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities will either of them be, and, after giving effect to the offering and sale of the Securities, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(cc) the Company and each of the Significant Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances except as would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration

Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a Significant Subsidiary is held thereby under valid, subsisting and enforceable leases;

(dd) each of the Company and the Significant Subsidiaries owns or possesses all material inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”). To the knowledge of the Company, neither the Company nor any of the Significant Subsidiaries has infringed or is infringing the intellectual property of a third party. Neither the Company nor any Significant Subsidiary has received written notice of any claim by a third party of infringement or conflict with any such rights of others to Intellectual Property, except for such claims as would not, individually or in the aggregate, have a Material Adverse Effect;

(ee) neither the Company nor any of the Significant Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Significant Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Significant Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Significant Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Significant Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Significant Subsidiaries;

(ff) the Company and the Significant Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Significant Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Significant Subsidiary under, or to interfere with or prevent compliance by the Company or any Significant Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Significant Subsidiaries (i) is the subject of any investigation, (ii) has received any written notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(gg) all tax returns required to be filed by the Company or any of the Significant Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, except for the failure to file such tax returns and the failure to pay such taxes or other assessments as would not, individually or in the aggregate, have a Material Adverse Effect;

(hh) the Company and each of the Significant Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Significant Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Purchase, if any; neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(ii) neither the Company nor any Significant Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Significant Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(jj) the Company and each of the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls;

(kk) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that have materially affected or are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission;

(ll) [reserved];

(mm) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Offerors have obtained the written consent to the use of such data from such sources to the extent required;

(nn) neither the Company nor any of the Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or agent acting on behalf of the Company or any of the Significant Subsidiaries or any affiliate that directly or indirectly is controlled by the Company (such affiliate, a “downstream affiliate”) has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Significant Subsidiaries and, to the knowledge of the Company, its downstream affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(oo) the operations of the Company and the Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(pp) neither the Company nor any of the Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Significant Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Significant Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(qq) no Significant Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other Significant Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(rr) except pursuant to this Agreement, neither the Company nor any of the Significant Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Pre-Pricing

Prospectus, the Prospectus and the Permitted Free Writing Prospectuses; and

(ss) to the Company’s knowledge, other than with respect to the subsidiaries of the Company that are members of the NASD, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

In addition, any certificate signed by any officer of the Company or any of the Significant Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Offerors. The Offerors jointly and severally agree:

(a) to prepare the Prospectus in a mutually agreed form and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, if any, prior to the Time of Purchase unless mutually agreed; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities and the Junior Subordinated Notes, in a form set forth in Schedule C hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Trust or the Company with the Commission pursuant to Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act), and to comply with Rule 433(g) under the Act;

(b) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities; provided, however, that neither Offeror shall be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by either Offeror of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(d) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Securities may be sold, the Offerors will use their reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Offerors will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Offerors agree to file in a timely manner in accordance with such Rules);

(e) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of Securities, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Securities, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use their reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-

effective amendment, if any;

(f) if the third anniversary of the later of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) and December 1, 2005 shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any offering and sale of Securities, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Securities, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; such new registration statement shall constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act); provided, however, that if the Offerors are not then eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then such new registration statement need not constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act), but the Offerors shall use their reasonable best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Offerors shall take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(g) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use the Offerors’ reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time under the circumstances prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(h) subject to Section 4(g) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Offerors with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing; and to promptly notify you of such filing;

(i) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of the Securities, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(g) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(j) the Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission;

(k) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(l) on your request, to furnish to you such reasonable number of copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(m) [reserved];

(n) to apply the net proceeds from the sale of the Securities and the Junior Subordinated Notes in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(o) with respect to the Company to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities to the Underwriters, including any transfer taxes and stamp or similar duties payable upon the issuance of the Junior Subordinated Notes and the sale thereof to the Trust or the sale, issuance or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Securities by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to thereto, (vi) the fees and disbursements of any property trustee, indenture trustee or registrar for the Securities and Junior Subordinated Notes, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the fees and expenses of the Offerors’ counsel and independent accountants; and (ix) the performance of the Offerors’ other obligations hereunder; provided, however, that except as otherwise set forth in Sections 5 and 9 of this Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriters;

(p) not, at any time at or after the execution of this Agreement, directly or indirectly, to offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus;

(q) not to, and to cause the each of its direct and indirect subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(r) beginning on the date hereof and ending on, and including, the date that is

30 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without your prior written consent, not to issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or with respect to, any trust preferred securities (except for (x) the Securities and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Common Securities) or any junior subordinated notes, any securities (including any security issued by another trust or other limited purpose vehicle) that are substantially similar to the Securities, the Junior Subordinated Notes, the Guarantee, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of either the Trust, a similar trust or the Company; and

(s) to maintain a property trustee to act as depositary for the Securities.

5. Reimbursement of Underwriters’ Expenses. If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(o) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of each of the Offerors on the date hereof, the Applicable Time and the Closing Date and the performance by the Offerors of each of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Company and the Trust shall furnish to you at the Time of Purchase an opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, special counsel for the Company, addressed to the Underwriters, and dated the Closing Date, with executed copies for each of the other Underwriters in the form set forth in Exhibit A hereto.

(b) The Company and the Trust shall furnish to you at the Time of Purchase an opinion of the Office of Corporate Counsel of the Company, addressed to the Underwriters, and dated the Closing Date, with executed copies for each of the other Underwriters in the form set forth in Exhibit B hereto.

(c) The Company and the Trust shall furnish to you at the Time of Purchase an opinion of Trucker Huss, A Professional Corporation, counsel for the Company, addressed to the Underwriters, and dated the Closing Date, with executed copies for each of the other Underwriters in the form set forth in Exhibit C hereto.

(d) You shall have received at the Time of Purchase the written opinion of Richards, Layton & Finger, special Delaware counsel to the Trust, dated the Closing Date in the form set forth in Exhibit D hereto.

(e) You shall have received at the Time of Purchase the written opinion of Richards, Layton & Finger, special Delaware counsel to the Delaware Trustee, dated the Closing Date in the form set forth in Exhibit E hereto.

(f) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement and the Closing Date and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to you, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(g) You shall have received at the Time of Purchase the written opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Time of Purchase, in form and substance reasonably satisfactory to you.

(h) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(i) The Registration Statement and any registration statement required to be filed, prior to the sale of the Securities, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act). The final term sheet contemplated by Section 4(a) hereof, and any other material required to be filed by the Company and the Trust pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433;

(j) Prior to and at the Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(k) The Company and the Trust will at the Time of Purchase deliver to you a certificate of the Chief Financial Officer of the Company, dated the Closing Date, in the form attached as Exhibit F hereto.

(l) The Company and the Trust shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the Time of Purchase as you may reasonably request.

(m) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries and the Trust taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus or the Permitted Free Writing Prospectuses, the effect of which change or development is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s common stock on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in your sole judgment, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the

Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Significant Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If you elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because either of the Offerors shall be unable to comply with any of the terms of this Agreement, the Offerors shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(o), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to Offerors under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Securities, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Securities they are obligated to purchase pursuant to Section 1 hereof) the number of Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Securities set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration

Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Offerors to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Offerors. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in the Disclosure

Package, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, the Disclosure Package or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus, the Disclosure Package or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, the Disclosure Package or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus, the Disclosure Package or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, the Disclosure Package or such Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person

(including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in the fourth, eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus Supplement, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, Attention: Fixed Income Syndicate, and J.P. Morgan Securities Inc., 270 Park Ave., New York, NY 10017, Attention: High Grade Syndicate and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 101 Montgomery Street, San Francisco, CA 94104, Attention: Carrie Dwyer, with a copy, not constituting notice, to Howard Rice Nemerovski Canady Falk & Rabkin, 3 Embarcadero Center, 7th Floor, San Francisco, CA 94111, Attention: Lawrence B. Rabkin.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each of the Offerors (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Offeror agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Offeror and may be enforced in any other courts to the jurisdiction of which such Offeror is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Offerors and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Offerors hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Securities. The Offerors further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Offerors, their management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Offerors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each Offeror hereby confirms its understanding and agreement to that effect. The Offerors and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Offerors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for any of the Offerors’ securities, do not constitute advice or recommendations to the Offerors. The Offerors hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to either Offeror in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Offerors and their successors and assigns and any successor or assign of any substantial portion of either Offeror’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Trust, the Company and the Underwriters, severally.

Very truly yours,

SCHWAB CAPITAL TRUST I
by The Charles Schwab Corporation,
as Sponsor

By:	/s/ Joseph R. Martinetto
Name:	Joseph R. Martinetto
Title:	Executive Vice President and
Chief Financial Officer

THE CHARLES SCHWAB CORPORATION

By:	/s/ Joseph R. Martinetto
Name:	Joseph R. Martinetto
Title:	Executive Vice President and
Chief Financial Officer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS Securities LLC

By:	/s/ Todd Mahoney
Name:	Todd Mahoney
Title:	Executive Director
UBS Securities LLC

By:	/s/ Robert L. Bacon
Name:	Robert L. Bacon
Title:	Associate Director
UBS Securities LLC

J.P. Morgan Securities Inc.

By:	/s/ Jose C. Padilla
Name:	Jose C. Padilla
Title:	Vice President

SCHEDULE A

Underwriter	Securities to be Purchased
UBS Securities LLC	165,000
J.P. Morgan Securities Inc.	135,000

Total	300,000

SCHEDULE B

Permitted Free Writing Prospectuses

Final Term Sheet prepared and filed pursuant to Section 4(a) and in the form of Schedule C.

SCHEDULE C

Final Term Sheet As Filed

Filed Pursuant to Rule 433

Dated October 2, 2007

Registration Statement: No. 333-114729

and No. 333-114729-03

Schwab Capital Trust I

$300,000,000

FIXED TO FLOATING RATE TRUST PREFERRED SECURITIES

(liquidation amount $1,000 per security)

fully and unconditionally guaranteed, on a junior subordinated basis, as described in the prospectus supplement, by

The Charles Schwab Corporation

SUMMARY OF TERMS

Issuer:

Schwab Capital Trust I (the “Trust”), a Delaware statutory trust, the sole assets of which will be the Fixed to Floating Rate Junior Subordinated Notes due 2067 (the “Junior Subordinated Notes”) issued by The Charles Schwab Corporation (“CSC”)

Guarantor:	The Charles Schwab Corporation

Title of Securities:	Fixed to Floating Rate Trust Preferred Securities

Aggregate Liquidation Amount:

$300,000,000 of Trust Preferred Securities, which, together with the $10,000 of Trust Common Securities to be purchased by CSC, correspond to $300,010,000 aggregate principal amount of the Junior Subordinated Notes issued by CSC

Liquidation Amount per Trust Preferred Security:	$1,000

Expected Ratings:	Moody’s Investors Service: A3
Standard & Poor’s: BBB
Fitch: A-
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency

Trade Date:	October 2, 2007

Settlement Date:	October 5, 2007

Scheduled Maturity Date:	November 15, 2037, subject to the repayment provisions described in the prospectus supplement

Final Repayment Date:	November 15, 2067

Distributions on the Trust Preferred Securities:	On the same dates and in the same amounts as interest payments on the Junior Subordinated Notes

Interest Payments on the Junior Subordinated Notes:

At the annual rate of 7.500% from and including October 5, 2007 to but excluding November 15, 2017, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007;

At an annual rate equal to three-month LIBOR plus 2.375% from and including November 15, 2017 to but excluding November 15, 2037, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2018; and

To the extent not repaid on or after the November 15, 2037 scheduled maturity, at an annual rate equal to one-month LIBOR plus 3.375%, payable monthly in arrears on the first day of each month to but excluding the date the junior subordinated notes are repaid in full, beginning on December 1, 2037.

Default Interest Rate for the Quarterly Interest Period beginning on November 15, 2017:	5.240%

Treasury Benchmark:	10-year UST (4.75% due August 15, 2017)

Treasury Yield:	4.527%

Spread to Treasury Benchmark:	Plus 300 basis points

Price to Public:	99.823%

Aggregate Proceeds to the Trust:	$299,469,000

Aggregate Underwriting Discount paid by CSC:	$3,000,000

Underwriting Discount per Trust Preferred Security paid by CSC:	$10.00

Redemption Price:	CSC may redeem the Junior Subordinated Notes at any time, subject to the conditions described in the prospectus supplement.

If CSC redeems the Junior Subordinated Notes, the redemption price will be 100% of the principal amount to be redeemed, plus accrued and unpaid interest through the date of redemption, in the case of any redemption:

•	in whole or in part on November 15, 2017;

•	in whole but not in part at any time within 90 days of the occurrence of certain changes relating to the capital treatment of, or investment company laws relating to, the Trust Preferred Securities;

•

in whole but not in part at any time after November 15, 2017 and within 90 days of the occurrence of certain changes relating to the tax treatment of, or the rating agency equity credit accorded to, the Trust Preferred Securities; or

•	in whole or in part at any time on or after November 15, 2037.

In all other cases: the redemption price will be the Make-Whole Redemption Price, which will be the greater of:

•	100% of the principal amount of junior subordinated notes being redeemed; and

2

•	an amount calculated as follows:

•

in the case of a redemption prior to November 15, 2017, the sum of the present values of the principal amount of the junior subordinated notes and each interest payment on the junior subordinated notes that would have been payable from the date of redemption to and including November 15, 2017 (not including any portion of such payments of interest accrued as of the date of redemption), discounted from November 15, 2017 or the applicable interest payment date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread; and

•

in the case of a redemption after November 15, 2017 and prior to, but not including November 15, 2037, the sum of the present values of the principal amount of the junior subordinated notes and each interest payment on the junior subordinated notes that would have been payable from the date of redemption to and including November 15, 2037, assuming that the junior subordinated notes accrue interest at a rate equal to the interest rate applicable to the immediately preceding interest period (not including any portion of such payments of interest accrued as of the date of redemption), discounted from November 15, 2037 or the applicable interest payment date to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the three-month LIBOR rate applicable to the immediately preceding interest period minus the applicable spread;

plus in each case accrued and unpaid interest to the date of redemption.

For these purposes, “applicable spread” means:

•	in the case of a redemption of all outstanding junior subordinated notes prior to November 15, 2017 within 90 days after the occurrence of a tax event or rating agency event, 0.50%;

•	in the case of any other redemption prior to November 15, 2017, 0.50%; and

•	in the case of a redemption after November 15, 2017 and prior to November 15, 2037, 0.15%.

CUSIP:	808510 200

ISIN:	US8085102007

Sole Structuring Agent:	UBS Securities LLC

Joint Bookrunners:	UBS Securities LLC (55%) and J.P. Morgan Securities Inc. (45%)

The issuer has filed a registration statement, including a prospectus and a prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling UBS Securities LLC, toll-free at 888-722-9555 ext. 1088 or J.P. Morgan Securities Inc. collect at 212-834-4533.

3

EXHIBIT A

FORM OF OPINION OF

HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN,

A PROFESSIONAL CORPORATION

                             , 2007

UBS Securities LLC

J.P. Morgan Securities Inc.

as Representatives of the

several Underwriters

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Re:	Underwritten Public Offering of $300,000,000 of Fixed to Floating Rate Trust Preferred Securities of Schwab Capital Trust I and Guaranteed by The Charles Schwab Corporation

Ladies and Gentlemen:

You have requested our opinion as special legal counsel to The Charles Schwab Corporation, a Delaware corporation (the “Company”), with respect to certain matters in connection with the sale today to the Underwriters of $300,000,000 aggregate liquidation amount of Fixed to Floating Rate Trust Preferred Securities (liquidation amount $1,000 per trust preferred security) (the “Trust Preferred Securities”) issued by Schwab Capital Trust I, a Delaware statutory trust (the “Trust”), and guaranteed by the Company pursuant to the Guarantee, pursuant to that certain Underwriting Agreement dated                              , 2007 by and among the Company, the Trust and the several Underwriters named in Schedule A thereto (the “Underwriting Agreement”). Except as otherwise specified, all capitalized terms used herein have the same meanings given to them in the Underwriting Agreement. (For the avoidance of doubt and without limiting the generality of the foregoing sentence, the terms “Registration Statement,” “Prospectus,” “Disclosure Package,” “Pre-Pricing Prospectus” and “Basic Prospectus” have the same meanings given to them in the Underwriting Agreement.) This opinion is rendered pursuant to Section 6(a) of the Underwriting Agreement.

In this connection, we have examined the following documents:

(1)	The Underwriting Agreement;

(2)	The Indenture;

(3)	The Junior Subordinated Notes;

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

(4)	The Guarantee;

(5)	The Trust Agreement;

(6)	The Replacement Capital Covenant;

(7)	The registration statement on Form S-3 (File No. 333-114729) and the exhibits thereto filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 22, 2004 (the “2004 Registration Statement”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”);

(8)	Order Declaring the Registration Statement Effective Pursuant to Section 8(a) of the Securities Act of 1933, as Amended issued by the Commission on May 5, 2004 (the “Order”);

(9)	The preliminary prospectus supplement (File No. 333-114729) filed by the Company with the Commission on , 2007 (the “Preliminary Prospectus Supplement”);

(10)	The free writing prospectus (File No. 333-114729) filed by the Company with the Commission on , 2007;

(11)	The final prospectus supplement (File No. 333-114729) filed by the Company with the Commission on , 2007 (the “Final Prospectus Supplement”);

(12)

The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”): (i) the Company’s report on Form 10-K for the fiscal year ended December 31, 2006 (including such information from the Company’s proxy statement on Schedule 14A filed on March 30, 2007 that is incorporated by reference in Part III of such report), as updated by the Company’s current report on Form 8-K filed on July 17, 2007 relating to the Company’s realigned segment reporting structure; (ii) the Company’s report on Form 10-Q for the quarter ended March 31, 2007, as updated by the Company’s current report on Form 8-K filed on July 17, 2007 relating to the Company’s realigned segment reporting structure; (iii) the Company’s report on Form 10-Q for the quarter ended June 30, 2007; and (iv) the Company’s current reports on Form 8-K filed on January 26, 2007, February 23, 2007, April 10, 2007, April 27, 2007, May 21, 2007, July 3, 2007, July 17, 2007 (relating to the Company’s realigned segment

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

reporting structure), September 11, 2007, September 14, 2007 and , 2007;

(13)	Resolutions of the Board of Directors of the Company adopted on July 2, 2007 and of the Pricing Committee of the Board of Directors of the Company adopted on , 2007, [and the Determination Certificate executed by the [Chief Financial Officer][Treasurer] of the Company dated , 2007];

(14)	The Company’s Fifth Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 7, 2001 (the “Company Charter”); the certificate of incorporation of Schwab Holdings, Inc. (“Holdings”) filed with the Secretary of State of the State of Delaware on , ; the certificate of incorporation of Charles Schwab Investment Management, Inc. (“CSIM”) filed with the Secretary of State of the State of Delaware on , ; and the articles of incorporation of Charles Schwab & Co., Inc. (“CS & Co.”) filed with the Secretary of State of the State of California on , (collectively, the “Charters”);

(15)	The Company’s Third Restated Bylaws dated May 9, 2003; the bylaws of Holdings dated , ; the bylaws of CSIM dated , ; and the bylaws of CS & Co. dated , (collectively, the “Bylaws”);

(16)	Certificates, each dated as of a recent date, from the Secretary of State of the State of Delaware as to the good standing of the Company, Holdings and CSIM in that state, from the Secretary of State of the State of California as to the good standing of CS & Co. in that state, and from the respective Secretaries of State of the states of California, and as to the qualification of the Company to do business in such states (collectively, the “Good Standing Certificates”);

(17)	The minute books of the Company (including without limitation the resolutions of the Board of Directors of the Company adopted on April 20, 2004) and of each of Holdings, CSIM and CS & Co. (collectively, the “Significant Subsidiaries”) provided to us by certain officers of the Company, Holdings, CSIM and CS & Co., as applicable (collectively, the “Minute Books”);

(18)	The contracts listed on EXHIBIT A to this letter (the “Company Contracts”); and

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

(19)	One or more certificates provided to us by one or more officers of the Company (the “Officers’ Certificates”).

The documents described in (1) through (5) above are referred to hereafter as the “Transaction Agreements.”

In rendering the opinions set forth below, we have assumed the legal capacity of individuals, that the signatures on all documents not executed in our presence are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as reproduced or certified copies conform to the original documents, that all Company Contracts filed with the Commission conform to the original documents, that all corporate records of the Company and the Significant Subsidiaries provided to us for review are accurate and complete, and that any reviews and searches of public records obtained by us are accurate and complete. We have further assumed that each of the parties to the Transaction Agreements other than the Company is duly qualified to engage in the transactions contemplated by the Transaction Agreements; that the Transaction Agreements have been duly authorized, executed, and delivered by, and constitute the valid and binding obligations of, each of the parties thereto other than Company, and are enforceable against the parties thereto other than the Company in accordance with their respective terms; that the parties to the Transaction Agreements other than the Company have the requisite power and authority to perform their respective obligations under the Transaction Agreements executed and delivered by them; that there are no documents, agreements or understandings among or between any parties to the Transaction Agreements or others that would modify the respective rights and obligations of such parties as set forth in the Transaction Agreements or that otherwise would have an effect on the opinions rendered below; and that each person or entity that has any right to seek to enforce any provision of the Indenture or the Junior Subordinated Notes has filed any California tax returns it is required to file and has paid any California franchise or income taxes it is required to pay under the laws of the State of California.

As to matters of fact material to our opinions, we have relied solely upon our review of the documents referred to in the second paragraph of this letter. We have assumed that the recitals of fact and the representations and warranties of all parties as to factual matters set forth in the documents referred to above are true, complete and correct on the date hereof. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter, and we express no opinion or belief, and disclaim any implication or inference, as to the reasonableness of any such assumption.

For purposes of this opinion letter, we have considered only Applicable Laws (as defined herein). “Applicable Laws” means the Delaware General Corporation Law and those laws, statutes, rules and regulations of the United States of America and the State of California presently in effect that, in our experience, are normally applicable to transactions of the kind contemplated by the Transaction Agreements. Without suggesting that any of the following might otherwise be applicable to transactions of the kind contemplated by the Transaction Agreements, “Applicable Laws” specifically does not include, among other laws, the following “Excluded Laws”: any laws, statutes, ordinances, rules, regulations, decisions or administrative interpretations (a) of any county, locality or municipality, (b) pertaining to taxes; securities (except the Securities Act for purposes of

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

paragraphs 5 through 10 below and the statement immediately following paragraph 12 below, the Trust Indenture Act for purposes of paragraph 11 below, and the Investment Company Act for purposes of paragraph 12 below); the regulation of banks, thrifts, savings and loan associations or any similar entity that is engaged in the business of lending as one of its principal business activities, or holding companies of any of the foregoing; labor, employee or management relations; money laundering; privacy; environment; health and safety; trade regulation; franchising; antitrust; intellectual property; unfair competition; or pension, retirement, deferred compensation or any other employee benefits, including ERISA, (c) relating to choice of law or conflicts of law and/or (d) to which the transactions are or may be subject because of the legal or regulatory status of any person other than the Company or because of any facts pertaining to any such person. Although Excluded Laws may apply to the Transaction Agreements (or performance under any of them), we express no opinion with respect to the effect of Excluded Laws on the matters involved in the opinions set forth herein.

Whenever a statement or opinion herein is qualified by the phrase “known to us,” “to our knowledge,” “of which we are aware,” or any similar phrase, we intend to indicate that during the course of our representation of the Company, no information has come to the attention of those attorneys currently employed by this law firm who have rendered legal services to the Company in connection with substantive legal matters that would give such attorneys actual knowledge of the inaccuracy of such statements or opinions. We have not undertaken or conducted any independent investigation to determine the accuracy of statements or opinions herein qualified as described in the preceding sentence, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement or opinion should be drawn from the fact of our representation of the Company. Further, we call to your attention that the Company is a holding company for, and therefore engages directly or indirectly in, multi-faceted and complex businesses, and that we have not represented the Company in connection with all of its business activities. Accordingly, our actual knowledge typically does not extend to or encompass any matter or issue as to which we have not advised the Company.

The opinions set forth below are subject to the following:

(i) The factual basis for our opinions in paragraph 1 below is based solely on our review of the Charters, the Minute Books, the Good Standing Certificates and the Officers’ Certificates;

(ii) Our opinions in paragraph 3, clauses (c) and (d) below are based solely upon an examination of the Company Contracts. We have made no further investigation. With regard to the Company Contracts, we have assumed with respect to each Company Contract that such Company Contract would be interpreted in accordance with its plain meaning and that it is governed by the substantive laws of the State of California (without regard to conflicts-of-law and choice-of-law principles), even though the terms of such Company Contract may provide that the law of a jurisdiction other than California is the governing law of such Company Contract. We express no opinion as to any statement or writing that may constitute parol

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

evidence bearing on interpretation or construction of any Company Contract. Further, to the extent that any of the Company Contracts contain any financial covenants, provisions relating to the occurrence of a “material adverse effect” or similar provisions, for purposes of our opinions in paragraph 3, clauses (c) and (d) below, we have relied solely on the Officers’ Certificates as to (i) the Company’s compliance with any and all such provisions, and (ii) the conclusion that the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Guarantee and the Trust Agreement do not, under any such provisions, constitute a default or result in the imposition of a lien or encumbrance, and we have undertaken no investigation or analysis, nor conducted any financial computations, with respect thereto;

(iii) Our opinion in the first sentence of paragraph 6 below is based solely upon the Order and oral advice from the staff of the Commission;

(iv) We have assumed that the Junior Subordinated Notes have been duly authenticated and delivered by the Indenture Trustee and that the Trust Preferred Securities have been validly issued by the Trust and duly authenticated by the Property Trustee;

(v) Except to the limited extent set forth in paragraphs 8, 9 and 10 below and the statement immediately following paragraph 12 below, we express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations;

(vi) We express no opinion or view as to any statement superseded or modified or deemed to be superseded or modified pursuant to Rule 412 under the Securities Act; and

(vii) We express no opinion regarding the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party other than the party against whom enforcement is sought.

Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications stated herein, we are of the opinion that:

1. Each of the Company, Holdings and CSIM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. CS & Co. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company is qualified to do business as a foreign corporation in the states of California,                         and                         .

2. Each of the Company and the Significant Subsidiaries has the corporate power and corporate authority to own or lease its properties and assets and to conduct its business as described in the Disclosure Package and the Prospectus. The Company has the corporate power and corporate authority to execute, deliver and perform its obligations under the Underwriting Agreement. The Company’s execution, delivery and performance of its obligations under the

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Board of Directors of the Company.

3. The execution, delivery and performance by the Company of its obligations under each of the Underwriting Agreement, the Indenture, the Guarantee and the Trust Agreement on the date hereof in accordance with their respective terms do not (a) violate the Charters or the Bylaws, (b) violate any judgment, writ, decree or order of any court to which the Company is named as a party and of which we are aware, (c) constitute a default by the Company or any Significant Subsidiary under any Company Contract, or (d) result in the imposition of a lien or encumbrance on any material properties of the Company or of any Significant Subsidiary pursuant to any Company Contract. The execution and delivery by the Company of the Underwriting Agreement and the Trust Agreement, and the execution, delivery and performance by the Company of its obligations under the Indenture on the date hereof in accordance with their respective terms, do not violate any Applicable Law, provided, however, that the foregoing opinion, insofar as it pertains to performance, is subject to the same limitations, qualifications and exceptions set forth in paragraph 4 below.

4. Each of the Transaction Agreements has been duly executed and delivered by the Company. Upon (i) payment in full for and delivery of the Trust Preferred Securities in accordance with the terms of the Underwriting Agreement, and (ii) the Trust’s payment to the Company of the full purchase price of the Junior Subordinated Notes as described in the Trust Agreement, each of the Indenture and the Junior Subordinated Notes will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, in each case except as the validity, binding nature or enforceability of the same may be limited by:

(a) applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other laws or court decisions relating to or affecting the rights of creditors;

(b) equitable principles of general applicability (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute;

(c) California judicial decisions which have held that certain provisions of agreements are unenforceable under circumstances where it cannot be demonstrated that the enforcement of such provisions is reasonably necessary for the protection of the party seeking enforcement, has been undertaken in good faith under the circumstances then existing and is commercially reasonable;

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

(d) the effect of Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce a contract or limit the application thereof or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made;

(e) the unenforceability, under certain circumstances, of provisions that contain prospective waivers of (i) vaguely or broadly stated rights, (ii) unknown future rights, (iii) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly permits such waiver, (iv) unknown future defenses and (v) rights to damages;

(f) the unenforceability, under certain circumstances, of provisions of agreements to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or another remedy;

(g) limitations on the enforceability of indemnification, release, contribution, exculpatory or nonliability provisions under federal or state securities laws, under Sections 1542, 1543 and 2772-78 of the California Civil Code, and under any other applicable statutes or court decisions, including, without limitation, the effect of California statutes and cases applying such statutes which have denied enforcement of indemnification agreements against the indemnitee’s negligence, wrongdoing or violation of law;

(h) the effect of Section 631(d) of the California Code of Civil Procedure, which provides that a court may, in its discretion upon just terms, allow a trial by jury although there may have been a waiver of trial by jury;

(i) the effect of Grafton Partners L.P. v. Superior Court, 36 Cal.4th 944, 2005 WL 1831995 (Cal. 2005), in which the California Supreme Court held that predispute contractual waivers of jury trials are invalid;

(j) the unenforceability, under certain circumstances, of provisions purporting to govern forum selection, venue selection, personal jurisdiction or subject matter jurisdiction;

(k) the unenforceability of provisions prohibiting waivers that are not in writing to the extent that Section 1698 of the California Civil Code (or similar provisions of other applicable laws) permits oral modifications that have been performed;

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

(l) the unenforceability of provisions purporting to require the award of attorneys’ fees, expenses or costs, where such provisions do not satisfy the requirements of Section 1717, et seq. of the California Civil Code and judicial decisions thereunder or otherwise violate public policy;

(m) the unenforceability of provisions concerning offsets, self-help or summary remedies, to the extent that enforcement of such provisions is determined by a court to be unreasonable under then existing circumstances;

(n) the unenforceability, under certain circumstances, of provisions which provide for penalties, late charges, additional interest in the event of a default or fees or costs related to such charges in view of the factual determinations required under California law and the evaluation of late payments or liquidated damages provisions;

(o) the unenforceability of provisions that purport to appoint a party as attorney-in-fact for an adverse party;

(p) without limiting the generality of subparagraph (e) above, the effect of Union Bank v. Gradsky, 265 Cal.App.2d 40 (1968), and Cathay Bank v. Lee, 14 Cal. App. 4th 1533 (1993) and their progeny, which impose certain limitations upon the effectiveness of waivers; and

(q) the effect of Section 564 of the California Code of Civil Procedure and other provisions of California law which impose certain restrictions on the enforceability of provisions that provide for the appointment of a receiver.

5. No consent, approval or authorization of, or designation, declaration or filing with, any Delaware, California or federal governmental authority is required by the Company under any Applicable Law in connection with the execution, delivery and performance by the Company of its obligations under the Transaction Agreements in accordance with their respective terms, other than (i) those that have already been obtained and are in full force and effect and (ii) those that are required or permitted to be obtained after the date hereof.

6. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose are pending under the Securities Act. The Preliminary Prospectus Supplement and the Final Prospectus Supplement were filed with the Commission pursuant to Rule 424(b) under the Securities Act.

7. The Registration Statement (including, for the avoidance of doubt, the Pre-Pricing Prospectus and the Prospectus) appears on its face to be responsive as to form in all material respects to all applicable requirements of the Securities Act (including without limitation

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

Section 10(a) of the Securities Act), provided, however, that we express no view as to any financial statements, schedules and notes and other financial and statistical information derived therefrom and included therein.

8. The statements contained in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the captions “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” “Relationship among the Trust Preferred Securities, Junior Subordinated Notes and Guarantee,” and “Replacement Capital Covenant,” and the statements contained in the Basic Prospectus under the captions “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation,” “Description of the Trust Securities Guarantees of The Charles Schwab Corporation” and “Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debentures and the Trust Securities Guarantees,” insofar as such statements purport to constitute summaries of certain terms of documents referred to therein or summaries of matters of law, constitute in all material respects accurate summaries of such terms or matters, as the case may be.

9. Subject to the qualifications set forth in one or more of this letter, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, (i) the statements contained in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the caption “Certain United States Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute in all material respects accurate summaries of such matters or conclusions, as the case may be, and (ii) we confirm our opinions set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the caption “Certain United States Federal Income Tax Consequences.”

10. To our knowledge, there are no contracts or documents required under the Securities Act (i) to be filed as exhibits to the Registration Statement or incorporated by reference therein which have not been so filed or incorporated by reference as required, or (ii) to be described in the Registration Statement (including, for the avoidance of doubt, the Pre-Pricing Prospectus and the Prospectus) which have not been so described as required.

11. Each of the Indenture, the Guarantee and the Trust Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”).

12. Neither the Company nor the Trust is, or will become as a result of the consummation of the transactions contemplated by the Underwriting Agreement, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”).

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

In connection with the preparation of the Registration Statement (including, for the avoidance of doubt, the Pre-Pricing Prospectus and the Prospectus), we have participated in conferences with officers and other representatives of the Company and the Trust, including representatives of the independent public accountants of the Company, and representatives of the Underwriters, including their counsel, at which conferences the contents of the Registration Statement were discussed (except that the Underwriters and their counsel did not participate in any such conferences at the time of the preparation and filing of the 2004 Registration Statement). Although we have not independently verified, are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (including, for the avoidance of doubt, the Pre-Pricing Prospectus and the Prospectus) or any amendments or supplements thereto (except to the limited extent set forth in paragraphs 8 and 9 above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) as of the Effective Time, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the Applicable Time, the Disclosure Package contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) as of its date or as of the date hereof, the Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that we express no view as to (a) any financial statements, schedules and notes and other financial and statistical information derived therefrom and included in any of the foregoing, (b) any Statement of Eligibility (Form T-1) under the Trust Indenture Act, or (c) the representations and warranties contained in any exhibit to the Registration Statement, or in any document incorporated by reference into the Disclosure Package or the Prospectus Supplement.

Wherever above we have rendered an opinion regarding a document, the opinion is limited to that document and does not encompass, cover or pertain to, or take into account the potential effect on the opinion rendered above of, any agreement attached as a schedule or an exhibit to that document, referred to in that document or executed contemporaneously with that document, except for any such other agreement or exhibit that is expressly referred to in the relevant opining language.

Notwithstanding anything in this opinion letter to the contrary, the opinions set forth above are given only as of the date hereof. Without limiting the generality of the foregoing, any opinion rendered above that refers to the performance of obligations under any Transaction Agreement assumes that there have been no changes in facts or law since the date hereof at the time of such performance. We disclaim any obligation to update any of the opinions rendered herein and express no opinion as to the effect of events occurring, circumstances arising, or changes of law that become effective or occur, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this letter. This letter is rendered solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and may

UBS Securities LLC

J.P. Morgan Securities Inc.

                 , 2007

not be relied upon by any other person or entity. Copies of this letter may not be circulated or furnished to any other person or entity and this letter may not be referred to in any report or document furnished to any other person or entity, without our prior written consent.

Very truly yours,

HOWARD RICE NEMEROVSKI
CANADY FALK & RABKIN
A Professional Corporation

By:
On Behalf of the Firm

Exhibit A

COMPANY CONTRACTS

Company Contracts Listed as Exhibits to the Company’s Form 10-K for the Year Ended December 31, 2006:

1.3	The Charles Schwab Corporation Medium-Term Notes Distribution Agreement filed as Exhibit 1.3 to the Company’s Form 10-Q for the quarter ended June 30, 2005.

10.4	Form of Release Agreement dated as of March 31, 1987 among BAC, the Company, Schwab Holdings, Inc., Charles Schwab & Co., Inc. and former shareholders of Schwab Holdings, Inc.

10.57	Registration Rights and Stock Restriction Agreement, dated as of March 31, 1987, between the Company and the holders of the Common Stock.

10.72	Restatement of Assignment and License, as amended January 25, 1988, among Charles Schwab & Co., Inc., Charles R. Schwab and the Company, filed as Exhibit 10.72 to the Company’s Form 10-K for the year ended December 31, 2004.

10.87	Trust Agreement under the Charles Schwab Profit Sharing and Employee Stock Ownership Plan, effective November 1, 1990, dated October 25, 1990, filed as Exhibit 10.87 to the Company’s Form 10-K for the year ended December 31, 2005.

10.101	First Amendment to the Trust Agreement under the Charles Schwab Profit Sharing and Employee Stock Ownership Plan, effective January 1, 1992, dated December 20, 1991.

10.116	Second Amendment to the Trust Agreement for the Charles Schwab Profit Sharing and Employee Stock Ownership Plan effective July 1, 1992, dated June 30, 1992, filed as Exhibit 10.116 to the Company’s Form 10-Q for the quarter ended June 30, 2002.

10.169	Third Amendment to the Trust Agreement for the Charles Schwab Profit Sharing and Employee Stock Ownership Plan effective January 1, 1996, dated May 8, 1996 filed as Exhibit 10.169 to the Company’s Form 10-Q for the quarter ended June 30, 2002.

10.202	Fourth Amendment to the Trust Agreement for the Charles Schwab Profit Sharing and Employee Stock Ownership Plan effective January 1, 1998, filed as Exhibit 10.202 to the Company’s Form 10-K for the year ended December 31, 2003.

10.226	The Charles Schwab Corporation Employee Stock Incentive Plan, restated and amended as of September 20, 2001.

10.242	The Charles Schwab Corporation 1987 Stock Option Plan, amended and restated as of September 25, 2002, with form of Non-Qualified Stock Option Agreement attached, filed as Exhibit 10.242 to the Company’s Form 10-Q for the quarter ended September 30, 2002.

10.243	The Charles Schwab Corporation 1987 Executive Officer Stock Option Plan, amended and restated as of September 25, 2002, with form of Non-Qualified Stock Option Agreement attached, filed as Exhibit 10.243 to the Company’s Form 10-Q for the quarter ended September 30, 2002.

10.244	The Charles Schwab Corporation 1992 Stock Incentive Plan, amended and restated as of September 25, 2002, filed as Exhibit 10.244 to the Company’s Form 10-Q for the quarter ended September 30, 2002.

10.251	The Charles Schwab Corporation 2001 Stock Incentive Plan, restated to include amendments through May 2003, filed as Exhibit 10.251 to the Company’s Form 10-Q for the quarter ended June 30, 2003.

10.252	The Charles Schwab Corporation Long-Term Incentive Plan, filed as Exhibit 10.252 to the Company’s Form 10-Q for the quarter ended June 30, 2003.

10.253	Employment Agreement dated as of March 31, 2003 between the Company and Charles R. Schwab, filed as Exhibit 10.253 to the Company’s Form 10-Q for the quarter ended June 30, 2003.

10.261	Purchase Agreement by and among The Charles Schwab Corporation, CS Capital Markets and Co., Schwab Associates and Co., UBS Securities LLC, and UBS Americas Inc., dated as of August 31, 2004, filed as Exhibit 10.261 to the Company’s Form 10-Q for the quarter ended September 30, 2004.

10.262	Equities Order Handling Agreement dated October 29, 2004 by and among UBS Securities LLC, Schwab Capital Markets L.P., Charles Schwab & Co., Inc., and The Charles Schwab Corporation, filed as Exhibit 10.262 to the Company’s Form 10-Q for the quarter ended September 30, 2004.

10.264	The Charles Schwab Corporation Deferred Compensation Plan II, effective December 9, 2004, filed as Exhibit 10.264 to the Company’s Form 10-K for the year ended December 31, 2004.

10.265	The Charles Schwab Corporation Directors’ Deferred Compensation Plan II, effective December 9, 2004, filed as Exhibit 10.265 to the Company’s Form 10-K for the year ended December 31, 2004.

10.267	Form of Notice and Restricted Stock Unit Agreement for Non-Employee Directors Under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.267 to the Company’s Form 10-K for the year ended December 31, 2004.

10.269	Form of Notice and Non-Qualified Stock Option Agreement Under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.269 to the Company’s Form 10-K for the year ended December 31, 2004.

10.270	Form of Notice and Restricted Stock Agreement Under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.270 to the Company’s Form 10-K for the year ended December 31, 2004.

10.271	The Charles Schwab Corporation Directors’ Deferred Compensation Plan, as amended through December 8, 2004, filed as Exhibit 10.271 to the Company’s Form 10-K for the year ended December 31, 2004.

10.272	The Charles Schwab Corporation Deferred Compensation Plan, as amended through December 8, 2004, filed as Exhibit 10.272 to the Company’s Form 10-K for the year ended December 31, 2004.

10.275	Peter K. Scaturro Offer Letter, filed as Exhibit 10.275 to the Company’s Form 8-K dated May 19, 2005.

10.277	The Charles Schwab Corporation Corporate Executive Bonus Plan, restated to include amendments approved at the Annual Meeting of Stockholders on May 19, 2005, filed as Exhibit 10.277 to the Company’s Form 10-Q for the quarter ended June 30, 2005.

10.279	Separation Agreement by and between Alan J. Weber and The Charles Schwab Corporation and U.S. Trust Corporation, dated May 23, 2005, filed as Exhibit 10.279 to the Company’s Form 10-Q for the quarter ended June 30, 2005.

10.280	Form of Notice and Restricted Stock Agreement for Peter K. Scaturro under The Charles Schwab Corporation 2004 Stock Incentive Plan dated May 19, 2005, filed as Exhibit 10.280 to the Company’s Form 10-Q for the quarter ended June 30, 2005.

10.281	Form of Notice and Stock Option Grant for Peter K. Scaturro under The Charles Schwab Corporation 2004 Stock Incentive Plan, dated May 19, 2005, filed as Exhibit 10.281 to the Company’s Form 10-Q for the quarter ended June 30, 2005.

10.282	Form of Notice and Premium-Priced Stock Option Agreement under The Charles Schwab Corporation 2004 Stock Incentive plan, filed as Exhibit 10.282 to the Company’s Form 10-Q for the quarter ended September 30, 2005.

10.283	Separation Agreement by and between William L. Atwell and The Charles Schwab Corporation and Charles Schwab & Co., Inc., dated November 29, 2005, filed as Exhibit 10.283 to the Company’s Form 10-K for the year ended December 31, 2005.

10.284	The Charles Schwab Severance Pay Plan, as Amended and Restated Effective January 1, 2006, including Amendment Numbers 1 and 2, filed as Exhibit 10.284 to the Company’s Form 10-K for the year ended December 31, 2005.

10.285	Amendment to The Charles Schwab Corporation Long Term Incentive Plan, filed as Exhibit 10.285 to the Company’s Form 10-K for the year ended December 31, 2005.

10.287	Retention Agreement by and between Peter K. Scaturro and the Company, dated as of November 17, 2006, filed as Exhibit 10.287 to the Company’s Form 10-K for the year ended December 31, 2006.

10.288	Stock Purchase Agreement by and between the Company and Bank of America Corporation, dated as of November 19, 2006, filed as Exhibit 10.288 to the Company’s Form 10-K for the year ended December 31, 2006.

Company Contracts Listed as Exhibits to the Company’s Form 10-Q for the Quarter

Ended March 31, 2007:

10.289	Form of Notice and Restricted Stock Agreement for Walter W. Bettinger under The Charles Schwab Corporation 2004 Stock Incentive Plan dated February 20, 2007, filed as Exhibit 10.289 to the Company’s Form 10-Q for the quarter ended March 31, 2007.

10.290	Summary of Director Compensation, filed as Exhibit 10.290 to the Company’s Form 10-Q for the quarter ended March 31, 2007.

Company Contracts Listed as Exhibits to the Company’s Form 10-Q for the Quarter Ended June 30, 2007:

10.116	Second Amendment to the Trust Agreement for the Charles Schwab Profit Sharing and Employee Stock Ownership Plan effective July 1, 1992, dated June 30, 1992, filed as Exhibit 10.116 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.169	Third Amendment to the Trust Agreement for the Charles Schwab Profit Sharing and Employee Stock Ownership Plan effective January 1, 1996, dated May 8, 1996, filed as Exhibit 10.169 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.291	The Charles Schwab Corporation 2004 Stock Incentive Plan, restated to include amendments approved at the Annual Meeting of Stockholders on May 17, 2007, filed as Exhibit 10.291 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.292	Form of Notice and Restricted Stock Agreement for Non-Employee Directors under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.292 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.293	Form of Notice and Stock Option Agreement for Non-Employee Directors under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.293 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.294	Form of Notice and Restricted Stock Agreement for Joseph R. Martinetto under The Charles Schwab Corporation 2004 Stock Incentive Plan dated May 18, 2007, filed as Exhibit 10.294 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.295	Form of Notice and Nonqualified Stock Option Agreement for Joseph R. Martinetto under The Charles Schwab Corporation 2004 Stock Incentive Plan dated May 18, 2007, filed as Exhibit 10.295 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.296	Stock Purchase Agreement dated July 2, 2007 by and among Charles R. Schwab, Helen O. Schwab, The Charles & Helen Schwab Living Trust, HOS Family Partners, LLC, 188 Partners, LP, and the Charles & Helen Schwab Foundation, and The Charles Schwab Corporation, filed as Exhibit 10.296 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.297	Credit Agreement (364-Day Commitment) dated as of June 15, 2007 between the

Company and the financial institutions listed therein, filed as Exhibit 10.297 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

Company Contracts Listed as Exhibits to the Company’s Forms 8-K

4.3	Form of Senior Medium-Term Note, Series A (Fixed Rate), filed as Exhibit 4.3 to the Company’s Form 8-K filed on September 11, 2007.

4.4	Form of Senior Medium-Term Note, Series A (Floating Rate), filed as Exhibit 4.4 to the Company’s Form 8-K filed on September 11, 2007.

1.4	Terms Agreement dated September 11, 2007, among The Charles Schwab Corporation, UBS Securities LLC and J.P. Morgan Securities Inc., filed as Exhibit 1.4 to the Company’s Form 8-K filed on September 14, 2007.

EXHIBIT B

FORM OF OPINION OF

OFFICE OF CORPORATE COUNSEL OF THE COMPANY

October     , 2007

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Re:	Underwritten Public Offering of $300,000,000 of Fixed to Floating Rate Trust Preferred Securities of Schwab Capital Trust I and Guaranteed by The Charles Schwab Corporation

Ladies and Gentlemen:

I am Vice President and Associate General Counsel of The Charles Schwab Corporation, a Delaware corporation (the “Company”).

This opinion is rendered to you at the request of the Company pursuant to Section 6(b) of the Underwriting Agreement dated October     , 2007 (the “Agreement”), by and among you, the Trust and the Company regarding the purchase by you of $300,000,000 aggregate liquidation amount of Fixed to Floating Rate Trust Preferred Securities of Schwab Capital Trust I and Guaranteed by The Charles Schwab Corporation. Capitalized terms used, but not defined herein, have the same meanings given them in the Agreement.

I have examined the Company’s Registration Statement on Form S-3 (File No. 333-114729) (the “Registration Statement”), the Prospectus Supplement, the Disclosure Package, the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007. In addition, I have examined the certificates of incorporation and bylaws of the Company, Charles Schwab & Co., Inc. (“Schwab”), Schwab Holdings, Inc. (“Schwab Holdings”), Charles Schwab Investment Management, Inc. (“CSIM”), and Charles Schwab Bank, National Association (“Schwab Bank”), and such corporate records, certificates and other documents (of which I am aware) and such questions of law as I have considered necessary or appropriate for the purposes of rendering the opinions that follow.

In giving the opinions that follow I have relied as to matters of fact without investigation,

B-1

to the extent I deemed proper, upon certificates from officers of the Company and certain of its affiliates, and certificates, telegrams, facsimiles, and other documents from, and oral conversations with, public officials. I have assumed without investigation the authenticity of each document submitted to me as an original, the conformity to the originals of each document submitted to me as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the legal capacity of all natural persons. For purposes of the opinions delivered in paragraphs 1 and 2 below, I have relied upon certificates dated as of recent dates from public officials and confirmations received from public officials.

Based on and subject to the foregoing, it is my opinion that:

1. Schwab Bank is a national bank chartered by the Office of the Comptroller of the Currency.

2. Each of Schwab, Schwab Holdings, Schwab Bank and CSIM is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

3. To my knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Final Prospectus, and are not so described; and

This opinion is dated as of October     , 2007 (“Opinion Date”). The opinions expressed herein are given as of the Opinion Date only, and are not given as of any later date. I have not undertaken any factual or legal investigation beyond the Opinion Date, and I disclaim any obligation to notify you or any other person after the Opinion Date if any change in fact and/or law should change my opinion with respect to any matters set forth herein.

I am a member of the bar of the State of California. I express no opinion as to any laws of any other jurisdiction other than the federal laws of the United States to the extent applicable to the scope of the opinions expressed above. Further, I express no opinion regarding choice of law or conflicts of laws.

This opinion is rendered to you as Underwriters under the Agreement and may not be relied upon for any other purpose or by any other person without my express written consent.

Very truly yours,

R. Scott McMillen
Vice President and Associate General Counse

B-2

EXHIBIT C

FORM OF OPINION OF

TRUCKER HUSS,

A PROFESSIONAL CORPORATION

UBS Securities LLC

J.P. Morgan Securities Inc. as Representatives

of the several Underwriters

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Re:	ERISA Opinion

Ladies and Gentlemen:

We have acted as counsel to The Charles Schwab Corporation, a Delaware corporation (the “Company”), with regard to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in connection with the purchase by you of $300,000,000 aggregate principal amount of Fixed-to-Floating Rate Trust Preferred Securities issued by the Company pursuant to the Underwriting Agreement dated                 , 2007 among the Company, Schwab Capital Trust I, a Delaware statutory trust, and you (collectively, the “ERISA Representation”). This opinion is provided solely in our capacity as counsel pursuant to the ERISA Representation.

We have examined the following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder: the registration statement on Form S-3 (File No. 333-114729) filed on April 22, 2004; the preliminary prospectus supplement (File No. 333-114729) filed on                  , 2007 (the “Preliminary Prospectus”); and the final prospectus (File No. 333-114729) filed on                  , 2007 (the “Final Prospectus” and, together with the Preliminary Prospectus, the “Prospectuses”).

We have relied, as to all questions of fact material to this opinion, solely upon the documents listed above. We have not conducted any independent review or investigation of the factual information set forth therein and express no opinion or belief with respect to the truthfulness or accuracy thereof. Without limitation on the preceding sentence, we have assumed that the statements, representations and warranties set forth in the documents are true and correct in all material respects.

The opinion hereinafter expressed is subject to the following qualifications:

(a) Our opinions are based upon current authorities, including, among other things, statutes, regulations, Department of Labor advisory opinions and case authority. These authorities are subject

C-1

to modification at any time, and such modification may be prospective or retroactive. If any such modifications were to occur, the conclusions expressed herein could be significantly changed.

(b) We are members of the State Bar of California and express no opinion as to any matter relating to the laws of any jurisdiction other than the federal law of the United States of America referred to herein as ERISA.

(c) Our engagement is limited to rendering the opinion expressed in the next paragraph. We have not been requested to provide, and do not provide, an opinion as to the legality, validity, appropriateness or consequences of any other matter. Moreover, and without limitation on the preceding sentence, this opinion does not address any matters under ERISA other than those specifically discussed in the next paragraph.

Subject to the qualifications, assumptions and limitations set forth above and in the Prospectuses, the statements made in the Preliminary Prospectus and the Final Prospectus under the heading “Certain ERISA Considerations,” insofar as they purport to constitute summaries of matters of United States federal law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters or conclusions in all material respects.

This opinion is provided solely for your benefit in connection with the above-described transaction.

This opinion may not be relied upon by you for any other purpose, and may not be made available to or relied upon by any other person, firm or corporation without our prior written consent; provided that this opinion may be made available to, but not relied upon by, your legal counsel as well as any governmental authority to whose jurisdiction you are subject.

Very truly yours,

Trucker ➢ Huss
A Professional Corporation

C-2

EXHIBIT D

FORM OF DELAWARE OPINION OF

RICHARDS, LAYTON & FINGER

October     , 2007

To Each of the Parties Listed

on Schedule A Attached Hereto

Re:	Schwab Capital Trust I

Ladies and Gentlemen:

We have acted as special Delaware counsel for Schwab Capital Trust I, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Trust Agreement for Schwab Capital Trust I, dated as of April 19, 2004, between The Charles Schwab Corporation, a Delaware corporation (the “Company”), and Chase Manhattan Bank USA, National Association, a national banking association (“Chase”), as trustee (the “Original Trust Agreement”);

(b)	The Amended and Restated Trust Agreement for Schwab Capital Trust I, dated as of April 19, 2004, between the Company and The Bank of New York (Delaware) as successor in interest to Chase Bank USA, National Association formerly known as Chase Manhattan Bank USA, National Association, as trustee (the “Revised Trust Agreement”);

(c)	The Second Amended and Restated Trust Agreement for the Trust, dated as of October , 2007 (the “Amended and Restated Trust Agreement”), among the Company, the trustees named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of the Trust (including Exhibits B and C thereto) (the Original Trust Agreement, as amended and restated by the Revised Trust Agreement, as further amended and restated by the Amended and Restated Trust Agreement, the “Trust Agreement”);

(d)

The Prospectus dated May 5, 2004 and Prospectus Supplement dated October     , 2007 with respect to the Company and the Trust (the “Prospectus”), relating to the preferred securities of the Trust representing preferred undivided beneficial ownership interests in the assets of the Trust (each, a “Trust Preferred Security,” and collectively, the “Trust Preferred Securities”), filed by the Company and the Trust with the Securities and Exchange Commission (the “Commission”) on September     , 2007;

(e)	A certified copy of the Certificate of Trust for Schwab Capital Trust I, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 19, 2004, as amended by the Certificate of Amendment to Certificate of Trust of the Trust filed September 24, 2007 with the Secretary of State (as amended, the “Certificate of Trust”);

(f)	A Certificate of Good Standing for the Trust, dated October , 2007, obtained from the Secretary of State.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) except to the extent set forth in paragraph 4 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 5 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trust (the “Trust Preferred Security Holders”) of a Trust Preferred Securities Certificate for the Trust Preferred Security and the payment for the Trust Preferred Security acquired by it, in accordance with the Trust Agreement, and as described in the

Prospectus and the Prospectus Supplement, (vii) that the Trust Preferred Securities are issued and sold to the Trust Preferred Security Holders in accordance with the Trust Agreement, and as described in the Prospectus and the Prospectus Supplement, (viii) the receipt by the Person (the “Common Security Holder”) to whom a Common Security of the Trust representing common undivided beneficial interests in the assets of the Trust (each, a “Common Security” and collectively, the “Common Securities”) (the Trust Preferred Securities and the Common Securities being hereinafter collectively referred to as “Trust Securities”) is to be issued by the Trust of a Common Securities Certificate for the Common Security and the payment for the Common Security acquired by it, in accordance with the Trust Agreement, and as described in the Prospectus and the Prospectus Supplement, (ix) that the Common Securities are issued and sold to the Common Security Holder in accordance with the Trust Agreement, and as described in the Prospectus and the Prospectus Supplement, (x) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and filing documents with the Secretary of State) or employees in the State of Delaware, (xi) that the Trust is treated as a grantor trust for federal income tax purposes and (xii) that each party has complied with all of the obligations and satisfied all of the conditions on its part to be performed or satisfied pursuant to the documents examined by us. We have not participated in the preparation of the Prospectus or the Prospectus Supplement and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Delaware Statutory Trust Act”), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

2. Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own property and conduct its business, all as described in the Prospectus.

3. The Trust Agreement constitutes a valid and legally binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.

4. Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under, the

Underwriting Agreement, (b) issue and perform its obligations under the Trust Securities and (c) purchase the Junior Subordinated Notes.

5. Under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

6. The Trust Preferred Securities of the Trust have been duly authorized by the Trust Agreement and, when executed and delivered in accordance with the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits provided by the Trust Agreement. The Trust Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

7. The Common Securities have been duly authorized by the Trust Agreement and, when executed and delivered in accordance with the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and entitled to the benefits provided by the Trust Agreement. We note that the Common Security Holder may be obligated to make payments as set forth in the Trust Agreement.

8. Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Trust Securities is not subject to preemptive rights.

9. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware or regulatory authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Securities and the execution, delivery and performance of the Underwriting Agreement.

10. The Trust Preferred Security Holders (other than those Trust Preferred Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

11. After due inquiry on October     , 2007, limited to, and solely to the extent reflected on the results of computer searches of court dockets in the Lexis/Nexis Efile system for active cases in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, and the Superior Court of the State of Delaware in and for New Castle County and the Webpacer efile system of the United States District Court sitting in the State of Delaware, we are not aware of any legal or governmental proceedings pending against the Trust in the State of Delaware.

12. The issuance, sale and delivery by the Trust of the Trust Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement, the purchase by the Trust of the Junior Subordinated Notes and the consummation by the Trust of the transactions contemplated by the Trust Agreement, Underwriting Agreement and Trust Securities and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate or the Trust Agreement or (ii) any Delaware law or administrative regulation thereunder which is applicable to the Trust. Under the Delaware Statutory Trust Act, the certificates attached to the Trust Agreement as Exhibit B and Exhibit C are appropriate forms of certificates to evidence ownership of the Common Securities and Trust Preferred Securities, respectively.

The opinion expressed in paragraph 3 above is subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

We consent to your relying as to matters of Delaware law upon this opinion in connection with the Underwriting Agreement. We also consent to Howard Rice Nemerovski Canady Falk & Rabkin’s and Simpson Thacher & Bartlett LLP’s reliance as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof pursuant to the Underwriting Agreement. In addition, we consent to The Bank of New York’s and The Bank of New York (Delaware)’s reliance as to matters of Delaware law upon this opinion in connection with the matters set forth herein. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

SCHEDULE A

The Charles Schwab Corporation

Schwab Capital Trust I

UBS Securities LLC

J.P. Morgan Securities Inc.

The Bank of New York (Delaware)

The Bank of New York Trust Company, N.A.

EXHIBIT E

FORM OF TRUSTEE OPINION OF

RICHARDS, LAYTON & FINGER

October     , 2007

To The Persons Listed on

Schedule A Attached Hereto

Re:	Schwab Capital Trust I

Ladies and Gentlemen:

We have acted as special Delaware counsel to The Bank of New York (Delaware), a Delaware banking corporation (“BNY(DE)”), in connection with Schwab Capital Trust I, a statutory trust existing under the laws of the State of Delaware (the “Trust”), pursuant to the Second Amended and Restated Trust Agreement, dated as of October __, 2007 (the “Trust Agreement”), among The Charles Schwab Corporation, a Delaware corporation, as sponsor (the “Sponsor”), BNY(DE), as successor in interest to Chase Bank USA, National Association (formerly known as Chase Manhattan Bank USA, National Association), as Delaware trustee (the “Trustee”), the other trustees named therein and the holders from time to time of undivided beneficial ownership interests in the assets of the Trust. At your request, this opinion is being furnished to you. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined an original or copy of the Trust Agreement. We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of BNY(DE) as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the accuracy of representations and warranties contained in the documents referred to in this paragraph.

Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

13. BNY(DE) is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware.

14. BNY(DE) has the power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby.

15. The Trust Agreement has been duly authorized, executed and delivered by BNY(DE) and constitutes a legal, valid and binding obligation of BNY(DE), enforceable against BNY(DE) in accordance with its terms.

16. The execution, delivery and performance by BNY(DE) of the Trust Agreement do not conflict with or result in a violation of (A) certificate of incorporation or by-laws of BNY(DE) or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of BNY(DE).

17. No approval, authorization or other action by, or filing with, any governmental authority of the State of Delaware is required in connection with the execution and delivery by BNY(DE) of the Trust Agreement or the performance by BNY(DE) of its obligations thereunder, except for the filing of a certificate of trust with the Secretary of State of the State of Delaware pursuant to the Delaware Statutory Trust Act, which certificate of trust has been filed with the Secretary of State of the State of Delaware.

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

(A) We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware. We express no opinion with respect to (i) federal laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended, and laws, rules and regulations relating to money laundering and terrorist groups (including any requirements imposed under the USA Patriot Act of 2001, as amended), (ii) insurance, state securities or blue sky laws or (iii) laws, rules and regulations relating to the particular nature of the Trust assets.

(B) The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

(C) We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) except to the extent provided in paragraph 2 above, that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, and (iv) except to the extent provided in paragraphs 2 and 3 above, that each party has duly authorized, executed and delivered the documents examined by us.

(D) We have assumed that all signatures on documents submitted to us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

This opinion may be relied upon by you in connection with the matters set forth herein. Without our prior written consent, this opinion may not be relied upon by or furnished to any other person or entity for any purpose.

Very truly yours,

SCHEDULE A

Schwab Capital Trust I

The Bank of New York (Delaware)

The Bank of New York Trust Company, N.A.

The Charles Schwab Corporation

UBS Securities LLC

J.P. Morgan Securities Inc.

EXHIBIT F

OFFICER’S CERTIFICATE

I, Joseph R. Martinetto, Executive Vice President and Chief Financial Officer of The Charles Schwab Corporation, a Delaware corporation (the “Company”), on behalf of the Company and the Trust, do hereby certify pursuant to Section 6(k) of that certain Underwriting Agreement dated October 2, 2007 (the “Underwriting Agreement”) among the Company, Schwab Capital Trust I, a Delaware Statutory Trust and, on behalf of the several Underwriters named therein, UBS Securities LLC and J.P. Morgan Securities Inc., that as of October 5, 2007:

1. The representations and warranties of the Company and the Trust as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

2. The Offerors have performed all of their obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

3. The conditions set forth in paragraphs (h) and (i) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand on this October 5, 2007.

Name:	Joseph R. Martinetto
Title:	Executive Vice President and Chief Financial Officer

F-1